                                                                Exhibit 99.1

                            Capital Properties, Inc.
                                 100 Dexter Road
                       East Providence, Rhode Island 02914
                               Tel: (401) 435-7171
                               Fax: (401) 435-7179

                                  PRESS RELEASE
                                  -------------

                               September 19, 2003

                Capital Properties, Inc. Announces Settlement of
                ------------------------------------------------
                       Tax Appeals with City of Providence
                       -----------------------------------

                              FOR IMMEDIATE RELEASE

     East Providence, Rhode Island: Capital Properties, Inc. (AMEX Symbol "CPI")
today  announced  that the Company has agreed to a  settlement  with the City of
Providence  of all  litigation  resulting  from tax appeals filed by the Company with the City for real estate taxes  covering the years 1994 through 1999,  2001 and  2002  on  properties  located  in  the  Capital  Center  area  in  downtown
Providence,  Rhode Island.  The total  settlement is in the amount of $1,699,950 and must be approved by the  Providence  City Council.  The  Agreement  does not establish assessed values for any of the property except with respect to Parcels
7A and Parcel 6. The  settlement  has been  introduced  in the City  Council and referred to the Council's Finance Committee. No date for a hearing has been set.
The  City  has  indicated  that  payment  will be made  promptly  after  Council approval.  Ronald P.  Chrzanowski,  President of the Company,  stated that he is pleased with the  settlement of this  litigation  which has been a long standing impediment to cooperation between the City and the Company, and looks forward to working  with the  City on the  development  of the  properties  in the  Capital
Center.

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  Certain  written  statements  made in this press  release  may  contain
"forward-looking  statements,"  which  represent the Company's  expectations  or beliefs  concerning  future  events.  Certain  risks,  uncertainties  and  other important  factors  are  detailed  in  reports  filed  by the  Company  with the
Securities and Exchange Commission,  including Forms 8-K, 10-KSB and 10-QSB. The
Company  cautions  that these  statements  are further  qualified  by  important factors that could cause actual results to differ  materially  from those in the forward-looking statements.

Contact:
Barbara J. Dreyer, Treasurer
(401) 435-7171